Exhibit 10.1
EXECUTION COPY
$14,000,000,000
CREDIT AGREEMENT
dated as of August 5, 2011
among
EXPRESS SCRIPTS, INC.,
a Delaware corporation,
ARISTOTLE HOLDING, INC. (to be renamed EXPRESS SCRIPTS HOLDING COMPANY), a Delaware corporation,
THE LENDERS LISTED HEREIN,
as Lenders,
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunning Managers,
CITIBANK, N.A.,
as Syndication Agent,
and
BANK OF AMERICA, N.A.,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
DEUTSCHE BANK SECURITIES INC.,
MIZUHO CORPORATE BANK, LTD.,
MORGAN STANLEY BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
SUNTRUST BANK,
THE BANK OF NOVA SCOTIA,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
THE ROYAL BANK OF SCOTLAND PLC
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Arrangers and Co-Documentation Agents

i

v

Schedule 2.1	Commitments
Schedule 5.1	Organization, Subsidiaries and Ownership Interests
Schedule 5.6	Litigation
Schedule 7.1	Indebtedness
Schedule 7.2	Liens

Exhibit I	Form of Notice of Borrowing
Exhibit II	Form of Notice of Conversion/Continuation
Exhibit III	Form of Notice of Extension
Exhibit IV	Form of Note
Exhibit V	Form of Solvency Certificate
Exhibit VI	Form of Compliance Certificate
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Form of Administrative Questionnaire
Exhibit IX	Form of Certificate Re Non-Bank Status
Exhibit X	Form of Subsidiary Guaranty

EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT
          This CREDIT AGREEMENT is dated as of August 5, 2011 and entered into by and among EXPRESS SCRIPTS, INC., a Delaware corporation (“ESRX”), ARISTOTLE HOLDING, INC. (to be renamed Express Scripts Holding Company), a Delaware corporation (“Aristotle”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
R E C I T A L S
          WHEREAS, pursuant to the Merger Agreement (such term and each other capitalized term used but not defined in these Recitals having the meaning assigned to it in Section 1), Aristotle, through a series of mergers, will acquire all the Capital Stock of ESRX and Medco;
          WHEREAS, ESRX and Aristotle desire that the Lenders make Loans on the Funding Date in an aggregate principal amount of up to $14,000,000,000, the proceeds of which will be used, together with the proceeds of any Debt Offering or Equity Offering and cash on hand at ESRX and Medco, solely (i) to pay the cash consideration in accordance with the Merger Agreement, (ii) to repay any indebtedness that will become due or otherwise default upon consummation of the Acquisition (the “Refinancing”) and (iii) to pay fees and expenses related to the Transactions; and
          WHEREAS, all of the Domestic Subsidiaries of Company, excluding the Exempt Subsidiaries, will guarantee the Obligations hereunder and under the other Loan Documents.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Aristotle, ESRX and the Lenders agree as follows:
     Section 1. DEFINITIONS
          1.1 Certain Defined Terms
          The following terms used in this Agreement shall have the following meanings:
          “Account” means any account (as that term is defined in Section 9-102(a)(2) of the UCC) arising from the sale or lease of goods or rendering of services.

          “Acquisition” means Aristotle’s acquisition, by way of a series of mergers, all of the Capital Stock of each of ESRX and Medco pursuant to the Merger Agreement.
          “Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Loans for any Interest Period, an interest rate per annum equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.
          “Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit VIII annexed hereto or such other form as may be provided from time to time by Administrative Agent.
          “Affected Lender” has the meaning assigned to that term in subsection 2.6C.
          “Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
          “Agents” means, collectively, Administrative Agent and each financial institution listed on the cover page of this Agreement.
          “Agreement” means this Credit Agreement dated as of August 5, 2011, as it may be amended, supplemented or otherwise modified from time to time.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Eurodollar Rate that would be applicable on such date if such date were an Interest Rate Determination Date for a Eurodollar Rate Loan with a three-month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, as the case may be.

          “Alternate Base Rate Loans” means Loans bearing interest at rates determined by reference to the Alternate Base Rate as provided in subsection 2.2A.
          “Alternate Base Rate Margin” has the meaning specified in subsection 2.2A.
          “Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Aristotle” has the meaning assigned to such term in the preamble to this Agreement.
          “Asset Sale” means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly Owned Subsidiaries of (i) a majority of the voting stock of any of Company’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries or (iii) any assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $25,000,000 or less); provided, that, with respect to any sale that would be otherwise deemed an Asset Sale pursuant to the foregoing, if Company shall deliver an Officer’s Certificate to Administrative Agent at or prior to receipt of proceeds of such sale setting forth Company’s intent to use such proceeds to replace the assets that are the subject of such sale with Plant Assets necessary or desirable for the conduct of its business, or to exchange Plant Assets for other Plant Assets used in the conduct of its business, or to purchase at least a majority of the stock of a company or companies engaged in a business which is similar, or related or ancillary, to any of the businesses in which the Company or any of its Subsidiaries is engaged within 180 days of such receipt and no Event of Default or Potential Event of Default shall have occurred and shall be continuing at such time, such sale shall not be deemed to constitute an Asset Sale, except to the extent such Plant Assets or proceeds thereof are not so used within such 180-day period, after which time such sale, to such extent, shall be deemed an Asset Sale.
          “Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto or such other form as shall be approved by Administrative Agent.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
          “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.
          “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Missouri, or is a day on which banking institutions located in either such jurisdiction are authorized or required by law or other governmental action to close.
          “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
          “Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
          “Certificate Re Non-Bank Status” means a certificate substantially in the form of Exhibit IX annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).
          “Closing Date” means August 5, 2011.
          “Commitment” means, with respect to any Lender, the commitment of such Lender to make Loans hereunder as set forth in Schedule 2.1 annexed hereto, or in the Assignment Agreement pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to subsection 2.4A and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to subsection 10.1. The total amount of the Commitments on the Closing Date is $14,000,000,000.
          “Company” means (a) prior to the consummation of the Aristotle Merger (as defined in the Merger Agreement), ESRX and (b) upon consummation of the Aristotle Merger and thereafter, Aristotle. For the avoidance of doubt, prior to the consummation of the Aristotle Merger, ESRX shall be the borrower hereunder, and on and after the consummation of the Aristotle Merger, pursuant to subsection 10.22, Aristotle shall become the borrower hereunder.

          “Compliance Certificate” means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).
          “Consolidated EBITDA” means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) the aggregate amount of all non-cash compensation charges incurred during such period arising from the grant of or the issuance of stock, stock options or other equity awards, (vii) any extraordinary or non-recurring non-cash charges for such period, (viii) fees and expenses paid in connection with the Transactions and (ix) other non-cash items incurred in the ordinary course of business reducing Consolidated Net Income not in excess of 10% of Consolidated Net Worth, less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP, subject to subsection 1.2B.
          “Consolidated Interest Expense” means for any period, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest but excluding in any event (x) all capitalized interest and amortization of debt discount and debt issuance costs and (y) debt extinguishment costs) of Company and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Company and its Subsidiaries, and in any event including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under Interest Rate Agreements plus in the event of the consummation of a Qualified Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Qualified Receivables Transaction, but excluding, however, any amounts referred to in subsection 2.3 actually paid to Administrative Agent and Lenders on or before the date of determination and (ii) net of total interest income received by Company and its Subsidiaries during such period on a consolidated basis. For the purposes of determining Consolidated Interest Expense for the purpose of determining compliance with the financial covenant in subsection 7.4A, Consolidated Interest Expense shall exclude write-off of issuance costs relating to the Existing Credit Agreement.
          “Consolidated Leverage Ratio” means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending as of such day, subject to subsection 1.2B.
          “Consolidated Net Income” means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iii) any after-tax gains or losses attributable to non-ordinary asset sales or returned surplus assets of any Pension Plan and (iv) integration costs and expenses (including, without limitation, severance and shut-down costs) in connection with the acquisition of all or substantially all the Capital Stock or assets of, or a line of business from, another Person, (x) incurred in connection with the Acquisition and (y) of up to an aggregate of $10,000,000 for all other acquisitions.
          “Consolidated Net Worth” means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP, subject to subsection 1.2B.
          “Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, to the extent included therein, (x) the face amount of any letters of credit except to the extent of any unreimbursed drawings thereunder and (y) obligations incurred under any derivatives transaction entered into in the ordinary course of business pursuant to Hedge Agreements. Notwithstanding the foregoing, solely for the purposes of determining Consolidated Total Debt at any time prior to the consummation of the Acquisition, the aggregate principal amount of Indebtedness issued pursuant to a Debt Offering shall be reduced (but not below zero) by the amount of unencumbered cash and cash equivalents on hand at the issuer of such Indebtedness at such time.
          “Contingent Obligation”, as applied to any Person, means any direct or indirect contingent liability of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in clause (i) of the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.
          “Contractual Obligation”, as applied to any Person, means any Security issued by that Person or any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
          “Credit Suisse” has the meaning assigned to such term in the preamble to this Agreement.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.
          “Debt Offering” means any incurrence of debt for borrowed money (including any issuance of notes through a public offering or in a Rule 144A or other private placement, debt securities convertible into Capital Stock, issued in a public offering, private placement or otherwise, and term loans syndicated in the commercial bank or institutional loan market) by ESRX, Aristotle or any of their respective Subsidiaries, other than (i) intercompany debt, (ii) debt under the Existing Credit Agreement or revolving or swingline loans under any credit agreement that refinances the Existing Credit Agreement, (iii) indebtedness incurred in the ordinary course of business, including, without limitation, borrowings under existing credit facilities and refinancings of existing indebtedness that matures prior to the Original Maturity Date or (iv) Pre-Funding Date Syndicated Term Loans, to the extent the Commitments were reduced pursuant to subsection 2.4A(v) by the aggregate principal amount of the Pre-Funding Syndicated Term Loan Commitments in respect thereof upon the effectiveness thereof.
          “Defaulting Lender” means any Lender as reasonably determined by Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder unless such Lender notifies Administrative Agent and Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified Company, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by Administrative Agent (which request has been made based on Administrative Agent’s reasonable belief that such Lender may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Company), (d) otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Notwithstanding the foregoing, no Lender shall be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof or the exercise of control over such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, unless such ownership or acquisition results in or provides such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements entered into by such Lender.
          “Dollars” and the sign “$” mean the lawful money of the United States.
          “Domestic Subsidiary” means any Subsidiary of Company organized under the laws of any jurisdiction within the United States of America.
          “Eligible Assignee” means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, funds and lease financing companies; and (B) any Lender and any Affiliate or Approved Fund of any Lender or an SPV; provided that no Affiliate of Company shall be an Eligible Assignee.
          “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by Company or any of its Subsidiaries or for which Company or any of its Subsidiaries could have any liability by reason of its relationship with an ERISA Affiliate.
          “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), in each case in writing, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety, as relating to the environment, natural resources or the environment.
          “Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other binding requirements of governmental authorities relating to (i) environmental matters, (ii) any activity, event or occurrence involving Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.
          “Equity Offering” means any issuance of Capital Stock or equity-linked securities (in a public offering or private placement) by ESRX, Aristotle or any of their respective Subsidiaries (excluding Capital Stock or equity-linked securities issued as merger consideration pursuant to the Merger Agreement or to any employee stock plan or employee compensation plan).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section

414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.
          “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that results in liability to any of them therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it definitively intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of a final determination or definitive notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan, provided that such imposition is not otherwise a “reportable event.”; (x) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA; (xi) receipt of notice by Company, any of its Subsidiaries or any of their ERISA Affiliates of a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (as defined in Section 432 of the Internal Revenue Code or Section 305 of ERISA; or (xii) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) with respect to which Company, any of its Subsidiaries or any of their ERISA Affiliates is a “disqualified person” (as defined in Section 4975 of the Internal Revenue Code) or a “party in interest” (as defined in Section 406 of ERISA) or could otherwise be liable.
          “ESRX” has the meaning assigned to such term in the preamble to this Agreement.

          “Eurodollar Business Day” means any day (i) excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law, or other governmental action to close and (ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.
          “Eurodollar Rate” shall mean, with respect to any Borrowing of Eurodollar Rate Loans for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by Administrative Agent equal to the average of rates per annum at which deposits in Dollars are offered for such Interest Period to Administrative Agent by three leading banks in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period.
          “Eurodollar Rate Loans” means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.
          “Eurodollar Rate Margin” has the meaning specified in subsection 2.2A.
          “Event of Default” means each of the events set forth in Section 8.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
          “Exempt Subsidiaries” means, collectively, Diversified NY IPA, Inc., Diversified Pharmaceutical Services (Puerto Rico), Inc., Econdisc Contracting Solutions, LLC, Express Reinsurance Company, Express Scripts Insurance Company, NPA of New York IPA, Inc., Reinsurance Subsidiary and any Subsidiaries of Company designated by Company as “Exempt Subsidiaries” in writing to Administrative Agent from time to time; provided, that Company may not designate any Subsidiary as an Exempt Subsidiary if, at the time of such proposed designation and both before and immediately after giving effect thereto, the total assets of the Exempt Subsidiaries are equal to or greater than 30% of Company’s consolidated total assets on such date.

          “Existing Credit Agreement” means the Credit Agreement dated as of August 13, 2010, as amended, supplemented or otherwise modified from time to time, among ESRX, the lenders and other financial institutions party thereto and Credit Suisse, as administrative agent.
          “Extended Maturity Date” has the meaning specified in subsection 2.4A(ii).
          “Facility” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.
          “FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement.
          “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
          “Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.
          “Funding and Payment Office” means (i) the office of Administrative Agent located at Eleven Madison Avenue, New York, New York 10010 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.
          “Funding Date” means the date on which the conditions specified in subsection 4.2 shall have been satisfied or waived and the Loans hereunder are funded.
          “GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination, provided that, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until the earliest of (i) the withdrawal of such notice or (ii) the amendment of such provision in accordance herewith.
          “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
          “Granting Lender” has the meaning given such term in subsection 10.1E.
          “Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority pursuant to Environmental Laws.
          “Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          “Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness of the types described in clauses (i) through (iv) of this definition secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.
          “Indemnitee” has the meaning assigned to that term in subsection 10.3.
          “Insurance Subsidiary” means each Subsidiary of Company that engages primarily in insurance-related activities that are connected with the business of Company or one or more of its Subsidiaries (including in connection with the Medicare Part D prescription drug benefit program) and identified in writing by Company to Administrative Agent as an “Insurance Subsidiary”.
          “Interest Payment Date” means (i) with respect to any Alternate Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such day after the Funding Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.
          “Interest Period” has the meaning assigned to that term in subsection 2.2B.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.
          “Interest Rate Determination Date” means, with respect to any Interest Period, the second Eurodollar Business Day prior to the first day of such Interest Period.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          “Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that immediately prior to such purchase or acquisition was a Subsidiary of Company and so long as such Person remains a Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or a Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iii) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
          “Investment Grade” means that Company (i) has a public corporate rating from S&P of BBB- or better and (ii) has a public corporate family rating from Moody’s of Baa3 or better, in each case with no negative outlook. If either of S&P or Moody’s shall change its system of classifications after the date of this Agreement, the Investment Grade ratings shall exist at any time when the actual ratings referred to above are at or above the new ratings which most closely correspond to the above-specified level under the previous rating system, as determined in good faith by Administrative Agent.
          “Joint Lead Arrangers” has the meaning assigned to that term on the cover page of this Agreement.
          “Lender” and “Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.
          “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
          “Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranties and any Hedge Agreements (i) in effect on the Closing Date and with a counterparty that is an Agent, a Lender or any Affiliate of an Agent or a Lender or (ii) entered into on or after the Closing Date with a counterparty that is an Agent, a Lender or any Affiliate of an Agent or a Lender.

          “Loan Exposure” means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender’s Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.
          “Loan Party” means each of Company and any of Company’s Subsidiaries from time to time executing a Loan Document, and “Loan Parties” means all such Persons, collectively.
          “Loans” means the loans made by the Lenders to Company pursuant to this Agreement.
          “Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
          “Material Adverse Effect” means (i) a material adverse effect upon the business, assets, financial position, operations, or results of operations of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.
          “Medco” means Medco Health Solutions, Inc., a Delaware corporation.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 20, 2011, by and among ESRX, Medco, Aristotle, Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc.
          “Merger Agreement Material Adverse Effect” means, with respect to the Specified Group, any event, change, effect, development, state of facts, condition, circumstances or occurrence (including any development arising after the date of the Merger Agreement in any Proceeding (as defined in the Merger Agreement) that, individually or in the aggregate, has or would be reasonably expected to have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Specified Group, taken as a whole, except to the extent such material adverse effect results from (A) any changes in general United States or global economic conditions, except in the event that such changes in conditions have a greater adverse materially disproportionate effect on the Specified Group, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Specified Group operates, (B) any changes in conditions generally affecting any of the industries in which the Specified Group operates, except in the event that such changes in conditions have a greater adverse materially disproportionate effect on the Specified Group, taken as a whole, relative to the adverse effect such changes have on others operating in such industries, (C) any decline in the market price or trading volume of the common stock of ESRX or Medco (it being understood that the facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Merger Agreement Material Adverse Effect), (D) any regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except in the event that such conditions have a greater adverse materially disproportionate effect on the Specified Group, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Specified Group operates, (E) any failure, in and of itself, by ESRX or Medco to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or would be a Merger Agreement Material Adverse Effect), (F) the execution and delivery of the Merger Agreement or the public announcement or pendency of the Mergers (as defined in the Merger Agreement) or any of the other Transactions (as defined in the Merger Agreement) contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of any member of the Specified Group with customers, suppliers or partners, (G) any change in applicable law, regulation or GAAP (or authoritative interpretations thereof), (H) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Merger Agreement, except in the event that such conditions or events have a greater adverse materially disproportionate effect on the Specified Group, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Specified Group operates or (I) any action required to be taken pursuant to or in accordance with the Merger Agreement or taken by ESRX at the request of Medco or by Medco at the request of ESRX.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
          “Net Cash Proceeds” means, with respect to any Prepayment/Reduction Event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds received in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees, underwriting discounts and commissions and out of pocket expenses paid in connection with such event by Company and its Subsidiaries to Persons that are not Affiliates of Company, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by Company and its Subsidiaries, and the amount of any reserves established by Company and its Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined in good faith by Company) and (iii) the principal amount, prepayment premium or penalty, if any, and accrued but unpaid interest on any Indebtedness that by its terms was required to be prepaid with such proceeds and has been repaid or refinanced in accordance with its terms with such proceeds. For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(ii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment in respect of the contingent liabilities with respect to which such reserve shall have been established, be deemed to be a receipt, on the date of such reduction, of cash proceeds in respect of such event.
          “Non-US Lender” has the meaning assigned to that term in subsection 2.7B(iii)(a).
          “Notes” means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Funding Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.
          “Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.
          “Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.
          “Notice of Extension” means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.4A(ii) with respect to a proposed extension of the maturity of the Loans.
          “Obligations” means all obligations, including obligations under Interest Rate Agreements and Currency Agreements and in respect of credit cards, purchasing cards and other treasury management services, of every nature of each Loan Party from time to time owed to Administrative Agent, any Lender and affiliates of Administrative Agent or any Lender or any of them under the Loan Documents, whether for principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Company, whether or not a claim for post-filing or post-petition is allowed in such proceedings), fees, expenses, indemnification or otherwise, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder and all obligations incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

          “Officer’s Certificate” means, as applied to any Loan Party, a certificate executed on behalf of such Loan Party by any of the following: its chairman of the board (if an officer), chief executive officer, president, one of its vice presidents, chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer.
          “Operating Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.
          “Original Maturity Date” means the day that is 364 days after the Funding Date; provided that if such day is not a Business Day, the Original Maturity Date shall be the next preceding Business Day.
          “Outside Date” has the meaning specified in subsection 4.2.
          “Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
          “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
          “Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):
      (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;
     (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;
     (v) leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;
     (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;
     (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;
     (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;
     (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
     (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;
     (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

     (xiii) Liens imposed by Environmental Laws to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws made by Company in this Agreement; and
     (xiv) Liens on Receivables Assets created pursuant to Permitted Receivables Transactions.
          “Permitted Lenders” means the financial institutions identified in writing by ESRX to Administrative Agent prior to the Closing Date.
          “Permitted Receivables Transaction” means one or more Qualified Receivables Transactions that in the aggregate at any one time transfer rights to receive proceeds of Receivables Assets not in excess of $750,000,000.
          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.
          “Plant Assets” means assets that would be included in “property, plant and equipment” reflected in the consolidated balance sheet of Company and its Subsidiaries.
          “Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
          “Pre-Funding Date Syndicated Term Loan Commitments” shall mean commitments to provide term loans to Company, the proceeds of which are to be used to fund a portion of the Transactions pursuant to, and on the terms and conditions provided in, a credit agreement to be entered into by, among others, ESRX, Aristotle and the lenders party thereto (the “Term Loan Agreement”). For purposes of subsection 2.4A(v), Pre-Funding Date Syndicated Term Loan Commitments shall become effective when the Term Loan Agreement has been executed and delivered by the parties thereto and the conditions precedent to the effectiveness thereof have been satisfied or waived by the requisite lenders thereunder.
          “Pre-Funding Date Syndicated Term Loans” shall mean the term loans, if any, made pursuant to any Pre-Funding Syndicated Term Loan Commitments.

          “Prepayment/Reduction Event” means (a) any Debt Offering, (b) any Equity Offering and (c) any Asset Sale.
          “Prime Rate” means the rate that Credit Suisse announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Credit Suisse or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
          “Pro Rata Share” means with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, in each case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Company or any Subsidiary thereof pursuant to which Company or any of its Subsidiaries may sell, convey or otherwise transfer to:
          (a) a Receivables Entity (in the case of a transfer by Company or any of its Subsidiaries); or
          (b) any other Person (in the case of a transfer by a Receivables Entity), or pursuant to which Company, any of its Subsidiaries or a Receivables Entity may grant a security interest in, Receivables Assets; provided that:
               (1) the Board of Directors of Company, its Subsidiary or such Receivables Entity, as the case may be, shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Company, such Subsidiary or such Receivables Entity, as the case may be; and
               (2) the financing terms, covenants, termination events and other provisions thereof, including any amendments or modifications thereof, shall be market terms (as determined in good faith by the Board of Directors of Company).
          “Receivables Assets” means any Accounts (whether now existing or arising in the future) of Company or any of its Subsidiaries and any assets related thereto which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Accounts.

          “Receivables Entity” means a Wholly Owned Subsidiary of Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with Company or any of its Subsidiaries in which Company or any or its Subsidiaries makes an Investment and to which Company or any of its Subsidiaries transfers Accounts and related assets) which engages in no activities other than in connection with the purchase, sale or financing of Accounts of Company or any of its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business.
          “Refinancing” has the meaning assigned to that term in the Recitals to this Agreement.
          “Register” has the meaning assigned to that term in subsection 2.1D(i).
          “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
          “Reinsurance Subsidiary” means a Subsidiary to be formed by Company with the sole purpose of owning and conducting Company’s reinsurance business.
          “Replaced Lender” and “Replacement Lender” have the meanings assigned to those terms in subsection 2.8B.
          “Requisite Lenders” means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders; provided that the Loan Exposure of any Defaulting Lender shall be disregarded for purposes of determining the Requisite Lenders at any time.
          “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company now or hereafter outstanding.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

          “Sale and Leaseback Transaction” shall have the meaning given to such term in subsection 7.7.
          “SEC” means the Securities and Exchange Commission.
          “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
          “Solvent” means, with respect to any Person, that as of the date of determination (i) the then fair saleable value of the property of such Person, including without limitation any rights of subrogation and contribution, is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Specified Group” means ESRX, Medco and their respective Subsidiaries, taken as a whole.
          “SPV” has the meaning given such term in subsection 10.1E.
          “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
          “Subsidiary Guarantor” means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Funding Date or from time to time thereafter pursuant to subsection 6.8, but in any event excluding the Exempt Subsidiaries.
          “Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by Medco and existing Domestic Subsidiaries of Company on the Funding Date (other than Exempt Subsidiaries and Subsidiaries of Medco) and to be executed and delivered by Subsidiaries of Medco and additional Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit X annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.
          “Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that “Tax on the Overall Net Income” of a Person shall be construed as a reference to (i) a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s principal office (and, in the case of a Lender, its lending office) is located or in which that Person (and, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and, in the case of a Lender, its lending office), (ii) any franchise taxes imposed in lieu of net income by any jurisdiction described in (i) above, and (iii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction.
          “Transactions” means, collectively, (a) the Acquisition, (b) any Debt Offerings, (c) any Equity Offerings, (d) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are party and the making of the Borrowing hereunder, (e) the Refinancing and (f) the payment of fees and expenses incurred in connection with the foregoing.

          “Type” means, with respect to any Loan, whether such Loan is an Alternate Base Rate Loan or a Eurodollar Rate Loan.
          “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
          “Wholly Owned Subsidiary” shall mean a Subsidiary of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by Company or one or more Wholly Owned Subsidiaries.
          “Withholding Agent” means any Loan Party and Administrative Agent.
          1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Pro Forma Basis for Financial Covenant Calculations
          A. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Company at “fair value” as defined therein.
          B. For the purposes of determining the Consolidated Leverage Ratio for the purpose of subsection 2.2A and determining compliance with the financial covenants in subsection 7.4, in each case for any four fiscal quarter period during which any acquisition by Company or one of its Subsidiaries of the capital stock or assets of another Person has occurred (including the Acquisition), the Consolidated Leverage Ratio and such other financial covenants shall be calculated on a pro forma basis as if such acquisition had occurred as of the first day of such period. For the purposes of determining Consolidated Net Worth as of the last day of the most recently ended Fiscal Quarter preceding the date on which any acquisition by Company or one of its Subsidiaries of the Capital Stock or assets of another Person has occurred (including the Acquisition), Consolidated Net Worth shall be calculated on a pro forma basis as if such acquisition had occurred on the last day of the most recently ended Fiscal Quarter.
          1.3 Other Definitional Provisions and Rules of Construction

          Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.
               (i) References to “Sections,” “subsections,” “Schedules” and “Exhibits” shall be to Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.
               (ii) The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
               (iii) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
     Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS
          2.1 Commitments; Making of Loans; the Register; Notes
          A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make a Loan to Company on the Funding Date in an aggregate principal amount not to exceed its Commitment. Each Lender’s Commitment shall expire immediately and without further action upon the earliest to occur of (i) 5:00 P.M. (New York City time) on the Outside Date, (ii) the consummation of the Acquisition, (iii) the date that the Merger Agreement is terminated or expires or pursuit of the Acquisition is abandoned and (iv) the funding of the Loans on the Funding Date. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.
          B. Borrowing Mechanics. Whenever Company desires that Lenders make the Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Eurodollar Business Days in advance of the Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the Funding Date (in the case of an Alternate Base Rate Loan). The Notice of Borrowing shall specify (i) the Funding Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Alternate Base Rate Loans or Eurodollar Rate Loans and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Alternate Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Funding Date.
          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.
          Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.
          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.
          C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously on the Funding Date and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the Funding Date in same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, Administrative Agent shall make the proceeds of the Loans available to Company on the Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on the Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount within three Business Days after such amount should have been made available, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Alternate Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.
          D. The Register.
               (i) Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Company, shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.
               (ii) Administrative Agent shall record in the Register the Commitment and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans.
               (iii) Each Lender shall record on its internal records (including any Notes held by such Lender) each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
               (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
               (v) Company hereby designates Credit Suisse to serve as Company’s agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Credit Suisse serves in such capacity, Credit Suisse and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.
          E. Notes. At the request of any Lender, Company shall execute and deliver to that Lender (or to Administrative Agent for that Lender) a Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender’s Loan, in the principal amount of that Lender’s Loan and with other appropriate insertions. In the event a Lender requests such Note at least 3 Business Days prior to the Funding Date, Company shall execute and deliver such Note on such date.
          2.2 Interest on the Loans
          A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, the Loans shall bear interest on the unpaid principal amount thereof from the Funding Date through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Alternate Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loans shall be selected by Company initially at the time a Notice of Borrowing is given with respect to the Loans pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loans may be changed from time to time pursuant to subsection 2.2D. If on any day Loans are outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loans shall bear interest determined by reference to the Alternate Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

               (i) if an Alternate Base Rate Loan, then at the sum of the Alternate Base Rate and the applicable Alternate Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii):
CONSOLIDATED LEVERAGE RATIO

APPLICABLE
ALTERNATE BASE
RATE MARGIN
(PER ANNUM)
Level 1 Greater than or equal to 2.0x	0.75%
Level 2 Greater than or equal to 1.0x but less than 2.0x	0.50%
Level 3 Less than 1.0x	0.25%
provided, that the Alternate Base Rate Margin will increase by 0.25% on the 90th day after the Funding Date and by an additional 0.25% every 90 days thereafter.
               (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate and the applicable Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii):
CONSOLIDATED LEVERAGE RATIO

APPLICABLE
EURODOLLAR
RATE MARGIN
(PER ANNUM)
Level 1 Greater than or equal to 2.0x	1.75%
Level 2 Greater than or equal to 1.0x but less than 2.0x	1.50%
Level 3 Less than 1.0x	1.25%
provided, that the Eurodollar Rate Margin will increase by 0.25% on the 90th day after the Funding Date and by an additional 0.25% every 90 days thereafter.
          Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iii), the applicable Alternate Base Rate Margin and Eurodollar Rate Margin shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following receipt by Administrative Agent of such Compliance Certificate; provided, that if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iii), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, such applicable Alternate Base Rate Margin and Eurodollar Rate Margin shall be the maximum percentage amount until such Compliance Certificate is delivered.

          B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, a one, two or three month period; provided that:
               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of Loans being initially made as Eurodollar Rate Loans, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of Loans being converted to Eurodollar Rate Loans;
               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;
               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;
               (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Original Maturity Date; provided that to the extent that the maturity of any portion of the Loans is extended to the Extended Maturity Date in accordance with subsection 2.4A(ii), then Interest Periods with respect to the portion of the Loans so extended may extend beyond the Original Maturity Date (but not beyond the Extended Maturity Date);
               (vi) there shall be no more than four Interest Periods outstanding at any time; and
               (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of

Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.
          C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).
          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Alternate Base Rate Loan on the expiration date of an Interest Period applicable thereto.
          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to an Alternate Base Rate Loan) and at least three Eurodollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each Lender.
          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to effect a conversion or continuation in accordance therewith.
          E. Default Rate. In the event that the outstanding principal amount of any Loan, any interest or any fees or other amounts due and payable hereunder are not paid when due, such overdue amounts shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum, in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Alternate Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
          F. Computation of Interest. Interest on the Loans shall be computed on the basis of (i) in the case of Eurodollar Rate Loans a 360-day year or (ii) in the case of Alternate Base Rate Loans, a 365 or 366-day year, unless the interest rate on such Alternate Base Rate Loans is based on the Federal Funds Rate or the Adjusted Eurodollar Rate, in which case the calculation will be on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted from a Eurodollar Rate Loan the date of conversion of such Eurodollar Rate Loan to such Alternate Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
          2.3 Fees
          A. Ticking Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender (other than a Defaulting Lender, for so long as such Lender is a Defaulting Lender) in proportion to that Lender’s Pro Rata Share, ticking fees for the period from and including the Closing Date to but excluding the Funding Date or earlier termination in full of the Commitments equal to the daily aggregate amount of the Commitments during such period multiplied by a percentage per annum equal to (i) for the period commencing on and including the Closing Date and ending on and including October 18, 2011, 0.15%, and (ii) thereafter, 0.20%, such ticking fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable on the earlier of (x) the Funding Date and (y) upon the termination of the Commitments.
          B. Duration Fees. Company agrees to pay to Administrative Agent, for the account of and for distribution to each Lender in proportion to that Lender’s Pro Rata Share (i) on the 90th day after the Funding Date, a fee equal to 0.50% of the aggregate principal amount of the Loans of such Lender outstanding on such date, due and payable on the Business Day following such 90th day, (ii) on the 180th day after the Funding Date, a fee equal to 0.75% of the aggregate principal amount of the Loans of such Lender outstanding on such date, due and payable on the Business Day following such 180th day, and (iii) on the 270th day after the Funding Date, a fee equal to 1.00% of the aggregate principal amount of the Loans of such Lender outstanding on such date, due and payable on the Business Day following such 270th day.
          C. Funding Fee. Company agrees to pay to Administrative Agent, for the account of and for distribution to each Lender in proportion to that Lender’s Pro Rata Share, a fee equal to 0.625% of the aggregate principal amount of the Loans of such Lender funded on the Funding Date, due and payable on the Funding Date.
          D. Other Fees. Company agrees to pay to an Agent such other fees in the amounts and at the times separately agreed upon between Company and such Agent and the Joint Lead Arrangers.
          2.4 Repayments, Prepayments and Reductions Commitments; General Provisions Regarding Payments
          A. Maturity Date; Prepayments and Unscheduled Reductions in Commitments.
               (i) Maturity. The Loans shall mature on (x) with respect to Loans the maturity of which have been extended in accordance with subsection 2.4A(ii), the Extended Maturity Date, and (y) otherwise, the Original Maturity Date and, in either case, any Loans then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.
               (ii) Extension. Company may request, by delivering to Administrative Agent a Notice of Extension (which notice Administrative Agent shall promptly forward to each of the Lenders), on a date (the “Election Date”) occurring no more than 60 nor fewer than 30 days prior to the Original Maturity Date, that the maturity of up to 50% of the Loans outstanding on the Election Date be extended (the “Extension”) to a date (the “Extended Maturity Date) that is not later than the date three months following the Original Maturity Date and, if Company so requests, then as of the Original Maturity Date, the maturity of such Loans (allocated ratably among the Lenders) shall be extended until the Extended Maturity Date so long as the following conditions shall be satisfied as of the Original Maturity Date:
               (a) receipt by Administrative Agent for the account of the Lenders of an extension fee equal to 1.25% of the aggregate principal amount of the Loans subject to such extension, as well as all other fees, costs and expenses payable by Company under and in respect of this Agreement on or prior to the Original Maturity Date for the account of Administrative Agent or any of the Lenders;
               (b) the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects to the same extent as though made on and as of the Original Maturity Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;
               (c) no event shall have occurred and be continuing or would result from the Extension that would constitute an Event of Default or a Potential Event of Default; and
               (d) Company shall have delivered to Administrative Agent an Officer’s Certificate dated the Original Maturity Date confirming compliance with the conditions set forth in clauses (b) and (c) of this subsection 2.4A(ii).
               (iii) Voluntary Prepayments. Company may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Alternate Base Rate Loans, and three Business Days’ prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 without premium or penalty; provided, however, that Company shall pay any amounts payable pursuant to subsection 2.6D in connection with any such prepayment other than at the expiration of an Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

               (iv) Voluntary Termination or Reduction of Commitments. Company may, upon not less than one Business Day’s prior written or telephonic notice confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice confirmed in writing to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company’s notice.
               (v) Pre-Funding Date Syndicated Term Loan Commitments. On the effective date of any Pre-Funding Date Syndicated Term Loan Commitments, the Commitments shall be automatically reduced by an amount equal to the aggregate principal amount of such Pre-Funding Date Syndicated Term Loan Commitments.
               (vi) Mandatory Reductions of Commitments. On the date of any receipt by Company or any of its Subsidiaries after the Closing Date but on or prior to the Funding Date of Net Cash Proceeds in respect of any Prepayment/Reduction Event (other than an Asset Sale), the Commitments shall be automatically reduced by an amount equal to the amount of such Net Cash Proceeds.
               (vii) Mandatory Prepayments. Within five Business Days after the receipt by Company or any of its Subsidiaries of Net Cash Proceeds in respect of any Prepayment/Reduction Event occurring after the Funding Date, Company shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds without premium or penalty; provided, however, that Company shall pay any amounts payable pursuant to subsection 2.6D in connection with any such prepayment other than at the expiration of an Interest Period.
               (viii) Application of Prepayments. Any prepayment of Loans shall be applied first to Alternate Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.
               (ix) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Pro Rata Shares; provided, however, that any reduction in the Commitments made pursuant to subsection 2.4A(v) shall be applied first, ratably, to the Commitments of Credit Suisse and Citibank, N.A. (or their respective Affiliates), until an aggregate of $4,000,000,000 of their Commitments shall have been so reduced pursuant to such subsection, and then ratably among the Lenders (including Credit Suisse and Citibank, N.A. and their respective Affiliates) in accordance with their respective Pro Rata Shares.
          B. General Provisions Regarding Payments.
               (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.
               (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.
               (iii) Apportionment of Payments. Except as provided above with respect to the ticking fees of Defaulting Lenders, aggregate principal, interest and fee payments in respect of Loans and Commitments shall be apportioned proportionately to Lenders’ respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent when received by Administrative Agent and the fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Alternate Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
               (iv) Payments on Business Days. Except as otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

               (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.
          C. Payments Under Subsidiary Guaranty. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:
               (i) to the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;
               (ii) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and
               (iii) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
          2.5 Use of Proceeds
          A. Loans. The proceeds of the Loans made on the Funding Date shall be used solely to finance, in part, the Acquisition and the Refinancing and to pay fees and expenses in connection with the Transactions.
          B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.
          2.6 Special Provisions Governing Eurodollar Rate Loans

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:
          A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.
          B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.
          C. Illegality of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order which came into effect after the Closing Date (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) an Alternate Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Alternate Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.
          D. Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds, but excluding loss of profit) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4A(iii) or 2.4A(vii) or by virtue of the replacement of any Lender pursuant to subsection 2.8B or 10.6B) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.
          E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided, that such making, carrying or transferring Eurodollar Rate Loans does not result in any costs or taxes to Company pursuant to subsection 2.7.
          F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such

Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.
          G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default if notified by Administrative Agent or the Requisite Lenders, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing of Eurodollar Loans or Notice of Conversion/Continuation which would result in Eurodollar Loans being outstanding given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.
          2.7 Increased Costs; Taxes; Capital Adequacy
          A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof (and, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and adopted after the date hereof), or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any Governmental Authority (whether or not having the force of law):
               (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the Overall Net Income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;
               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or
               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.
          B. Withholding of Taxes.
               (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the Overall Net Income of any Lender or a Tax measured by or imposed as a result of the extent and nature of a Lender’s activities, assets, liabilities, leverage, other exposures to risk or other similar factors) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.
               (ii) Grossing-Up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:
               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;
               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;
               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and
               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;
provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) affecting any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender. With respect to FATCA, any regulations or official interpretations issued after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) shall be considered as law in effect on such date, as the case may be.

               (iii) Evidence of Exemption From Withholding Tax.
               (a) Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.7B(iii), a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as the case may be (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (or any successor form), properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by Company required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as it may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two copies of executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as the case may be, or a

Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8IMY, as the case may be, properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by Company required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.
               (c) Company shall not be required to pay any additional amount to any Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b)(1) or (d) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).
               (d) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this subsection 2.7B(iii)(d), FATCA shall include any regulations or official interpretations thereof.
          C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such reduction and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.
          D. Refund and Contest. If Administrative Agent or any Lender receives a refund with respect to Tax deducted, withheld or paid by Company and with respect to which Company has been required to and has paid an additional amount under this subsection 2.7, which in the good faith judgment of such Lender is allocable to such deduction, withholding or payment, it shall promptly pay such refund, together with any other amount paid by Company in connection with such refunded Tax and any interest paid by the relevant Governmental Authority with respect to such refund, to Company, net of all unreimbursed out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that Company agrees to promptly return such refund to Administrative Agent or the applicable Lender, as the case may be, if it receives notice from Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of Administrative Agent and such Lender agrees that it will contest such Tax or liabilities paid by Company if Administrative Agent or such Lender determines, in its sole discretion, that it would not be materially disadvantaged or prejudiced as a result of such contest.
          2.8 Obligation of Lenders to Mitigate; Replacement
          A. Mitigation. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, which may include assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, including assignment, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.
          B. Replacement. In the event of (a) a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by Requisite Lenders (but requires consent of all Lenders) as provided in subsection 10.6, (b) any Lender becomes an Affected Lender or requests compensation under subsection 2.7A or 2.7C, (c) Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 2.7B, or (d) any Lender becomes a Defaulting Lender, then Company may, at its sole expense and effort, replace such Lender (a “Replaced Lender”) with one or more Eligible Assignees (collectively, the “Replacement Lender”) reasonably acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.8 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements and the acceptance thereof by Administrative Agent pursuant to subsection 10.1B, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Company to require such assignment and delegation cease to apply.
     Section 3. [RESERVED]
     Section 4. CONDITIONS PRECEDENT
          The obligation of Lenders to make Loans is subject to the satisfaction of the following conditions.
          4.1 Conditions to Effectiveness
          The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions:
          A. Loan Documents. On or before the Closing Date, ESRX and Aristotle shall deliver to Administrative Agent the following with respect to ESRX or Aristotle, as the case may be, each, unless otherwise noted, dated the Closing Date:
               (i) Certified copies of the Certificate or Articles of Incorporation (or equivalent organizational documents) of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;
               (ii) Copies of the Bylaws (or equivalent organizational documents) of such Person, certified as of the Closing Date by such Person’s secretary or an assistant secretary or an equivalent officer;
               (iii) Resolutions of the Board of Directors or managing member of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;
               (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

               (v) Executed originals of this Agreement.
          B. No Material Adverse Effect. Since December 31, 2010, no event or events, adverse condition or change in or affecting Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall have occurred.
          C. Opinions of Counsel. Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (A) a deputy general counsel or general counsel of Company and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for ESRX and Aristotle, each in form and substance reasonably satisfactory to Administrative Agent and its counsel and the Lenders, dated as of the Closing Date and setting forth substantially the matters as Administrative Agent acting on behalf of Lenders may reasonably request.
          D. Fees and Expenses. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, all fees payable by Company on or prior to the Closing Date, the expenses referred to in subsection 10.2 for which invoices have been received prior to the Closing Date and any other amounts due to Agents and Lenders on or before the Closing Date.
          E. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.
          4.2 Conditions Precedent to Funding
          The obligations of Lenders to make Loans on the Funding Date (which date shall in no event be later than April 20, 2012, as such date may be extended on up to two occasions for up to an additional six months in total in accordance with Section 7.1(b)(ii) of the Merger Agreement (the “Outside Date”)) are subject to the following conditions precedent:
          A. Closing Date. The Closing Date shall have occurred.

          B. No Merger Agreement Material Adverse Effect. Since December 31, 2010, there shall not have occurred any change, event, circumstance or development that, individually or in the aggregate, has had, or would reasonably be expected to have a Merger Agreement Material Adverse Effect on the Specified Group.
          C. Loan Documents. On or before the Funding Date, Company shall have caused each Loan Party to deliver to Administrative Agent each of the documents referred to in subsection 4.1A with respect to such Loan Party as well as Subsidiary Guaranties executed and delivered by Medco, ESRX and the existing Domestic Subsidiaries of Company on the Funding Date (other than Subsidiaries of Medco and Exempt Subsidiaries).
          D. Opinions of Counsel to Loan Parties. Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (A) a deputy general counsel or general counsel of Company and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for Loan Parties, each dated as of the Funding Date and substantially consistent in form and scope (but covering all the Loan Parties and the Transactions to occur on the Funding Date) with the opinions delivered pursuant to subsection 4.1C.
          E. Payment of Fees and Expenses. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, all fees payable by Company on or prior to the Funding Date, the expenses referred to in subsection 10.2 for which invoices have been received prior to the Funding Date and any other amounts due to Agents and Lenders on or before the Funding Date.
          F. Delivery of Notice. Administrative Agent shall have received before the Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, signed by the chief financial officer or the treasurer or controller of Company or by any officer of Company designated by any of the above-described officers on behalf of Company.
          G. Consummation of the Transactions. The Acquisition and the other Transactions shall be consummated on the Funding Date simultaneously with the funding of the Loans in accordance with the terms of the Merger Agreement. The Merger Agreement shall not have been amended in any respect that is material and adverse to the Lenders without the Joint Lead Arrangers’ prior written consent (such consent not to be unreasonably withheld or delayed).
          H. Historical Financial Information. Company shall have delivered to Administrative Agent financial statements of ESRX and Medco consisting of (a) if the Funding Date shall occur on or after March 31, 2012, consolidated audited balance sheets and related statements of income, stockholders’ equity and cash flows of each of ESRX and Medco as of the end of and for the 2011 fiscal year and (b) consolidated unaudited balance sheets and related statements of, income stockholders’ equity and cash flows as of the end of and for each quarterly period ended after the Closing Date and at least 45 days prior to the Funding Date.

          I. Pro Forma Financial Information. Company shall have delivered to the Joint Lead Arrangers financial statements consisting of a pro forma consolidated balance sheet and related pro forma consolidated statements of income of Company as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period for which financial statements have been delivered pursuant to subsection 4.2H, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
          J. Solvency. Administrative Agent shall have received a certificate in substantially the form of Exhibit V annexed hereto from the chief financial officer of Company certifying that Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent.
          K. Know Your Customer and Anti-Money Laundering Rules. The Lenders shall have received, at least five Business Days in advance of the Funding Date, all documentation and other information required by bank regulatory authorities and requested by the Lenders at least 10 Business Days in advance of the Funding Date under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
          L. Representations and Warranties.
               (i) The representations and warranties contained in subsections 5.1A, 5.2A, 5.2B, 5.2D, 5.9, 5.10 and 5.14 shall be true, correct and complete in all material respects on and as of the Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and
               (ii) Such of the representations and warranties made by or on behalf of Medco and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that ESRX (or any of its Affiliates) has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement or the right not to elect to consummate the Acquisition, shall be true and correct in all material respects.
          M. No Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing that would constitute an Event of Default pursuant to subsection 8.1, 8.2, 8.6 or 8.7.

     Section 5. COMPANY’S REPRESENTATIONS AND WARRANTIES
          In order to induce Lenders to enter into this Agreement and to make the Loans, Company represents and warrants to each Lender, on the date of this Agreement and on the Funding Date, that the following statements are true, correct and complete:
          5.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries
          A. Organization and Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite corporate or other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
          B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.
          C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.
          D. Subsidiaries. All of the Subsidiaries of Company are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xi). The capital stock or other interests of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens except liens created by the Loan Documents and liens permitted thereunder and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or other power and authority has not had and is not reasonably expected to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

          5.2 Authorization of Borrowing, Etc.
          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other equivalent action on the part of each Loan Party that is a party thereto.
          B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate the Certificate or Articles of Incorporation or Bylaws (or other organizational documents) of Company or any of its Subsidiaries, (ii) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Funding Date and disclosed in writing to Lenders, which in the case of clauses (ii), (iii) and (v), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
          C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as have not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.
          D. Binding Obligation. This Agreement has been duly executed and delivered by each of ESRX and Aristotle, and each other Loan Document has been or will be duly executed and delivered by each Loan Party that is to be a party thereto and is or, when executed, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          5.3 Financial Condition
          Company has heretofore delivered to Lenders, at Lenders’ request, (i) the audited financial statements (including balance sheets and statements of operations, stockholders’ equity and cash flows) of Company and its Subsidiaries for the fiscal year ended December 31, 2010 and (ii) the unaudited financial statements (including balance sheets and statements of operations, stockholders’ equity and cash flows) of Company and its Subsidiaries for the fiscal quarters ending at least 45 days prior to the Closing Date. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended. Company does not (and will not immediately following the Closing Date) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto other than those incurred in the ordinary course of business or otherwise that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.
          5.4 No Material Adverse Change
          Since December 31, 2010, no event or events, adverse condition or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect has occurred.
          5.5 Title to Properties; Liens
          Company and its Subsidiaries have (i) good title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets necessary or useful for the conduct of their business, in each case except for assets disposed of since the date of the most recent financial statements received by Administrative Agent in the ordinary course of business or as otherwise permitted under subsection 7.5 and except where failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
          5.6 Litigation; Adverse Facts
          Except as set forth on Schedule 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including those involving the licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
          5.7 Payment of Taxes
          Except to the extent permitted by subsection 6.3, (i) all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and (ii) all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for Taxes that are being contested in good faith by appropriate proceedings for which Company or relevant Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, and in either case, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Company knows of no proposed material Tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
          5.8 Performance of Agreements
          Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
          5.9 Governmental Regulation
          Neither Company nor any of its Subsidiaries is an “investment company” under the Investment Company Act of 1940.
          5.10 Securities Activities

          Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
          5.11 Employee Benefit Plans
          A. Except as would not reasonably be expected to result in a Material Adverse Effect, Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan sponsored by any of them and have performed all their respective obligations under each Employee Benefit Plan sponsored by any of them.
          B. No ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur.
          C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which if amortized over ten years, would not reasonably be expected, after considering the financial condition of all relevant ERISA Affiliates who could have liability in respect of such liabilities, to result in a Material Adverse Effect.
          D. For each Multiemployer Plan as of the most recent valuation date for which an actuarial report has been received, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, would not reasonably be expected to result in a Material Adverse Effect.
          5.12 Environmental Protection
          No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          5.13 Employee Matters
          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
          5.14 Solvency
          Company and its Subsidiaries, on a consolidated basis, are and, upon the incurrence of any Obligations by Company or any of its Subsidiaries on any date on which this representation is made, will be Solvent.
          5.15 Disclosure
          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided, that no representation is made as to projections or pro forma financial information except as set forth in the next sentence. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
          5.16 OFAC
          Neither Company nor any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
          5.17 USA Patriot Act

          Company and each of its Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     Section 6. COMPANY’S AFFIRMATIVE COVENANTS
          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
          6.1 Financial Statements and Other Reports
          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:
               (i) Quarterly Financial: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;
               (ii) Year-End Financial: as soon as available and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, with a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be un-qualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
               (iii) Officer’s and Compliance Certificates: together with each delivery of the consolidated financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer’s Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;
               (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements most recently delivered pursuant to subsection 5.3 or this subsection 6.1, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i) or (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subdivision (i) or (ii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.4) which would have resulted if such financial statements had been prepared without giving effect to such change;
               (v) Accountants’ Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;
               (vi) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority (other than filings in the ordinary course of business to maintain Company’s licenses and permits), and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries; provided that such financial statements, reports, press releases and other documents shall be deemed delivered if delivered electronically to Administrative Agent;
               (vii) Events of Default, Etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default or (b) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, (x) on or prior to the Funding Date, a Material Adverse Effect or a Merger Agreement Material Adverse Effect or (y) after the Funding Date, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;
               (viii) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

               (1) could reasonably be expected to have (x) on or prior to the Funding Date, a Material Adverse Effect or a Merger Agreement Material Adverse Effect or (y) after the Funding Date, a Material Adverse Effect; or
               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;
               (ix) ERISA Events: promptly upon Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in (x) on or prior to the Funding Date, a Material Adverse Effect or a Merger Agreement Material Adverse Effect or (y) after the Funding Date, a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, has taken, is taking or proposes to take with respect thereto and, when known by Company, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
               (x) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in (x) on or prior to the Funding Date, a Material Adverse Effect or a Merger Agreement Material Adverse Effect or (y) after the Funding Date, a Material Adverse Effect; and (b) such other documents or governmental reports or filings reasonably available to Company or any of its Subsidiaries relating to any Pension Plan as Administrative Agent shall reasonably request;
               (xi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);
               (xii) Licensing, Registration and Accreditation: with reasonable promptness, information regarding proceedings regarding any licensing, registration or accreditation of Company or a Subsidiary by or with any governmental body or the Joint Commission Accreditation of Healthcare Organizations, if failure to obtain or maintain such license, registration or accreditation could reasonably be expected to have a Material Adverse Effect; and

               (xiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender (including, without limitation, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act).
          Information required to be delivered pursuant to subsections 6.1(i), 6.1(ii) and 6.1(vi) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information (or hyperlinks to such information), shall have been posted by Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access.
          6.2 Existence, Etc.
          Except as permitted under subsection 7.5, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business, except where the failure to do so would not have a Material Adverse Effect.
          6.3 Payment of Taxes and Claims
          Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.
          6.4 Maintenance of Properties; Insurance
          A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except for failures that could not reasonably be expected to result in a Material Adverse Effect.

          B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry.
          6.5 Inspection Rights
          Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (on its behalf or on behalf of any Lender), or if an Event of Default has occurred and is continuing, the Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested (but no more than once annually if no Event of Default or Potential Event of Default shall exist).
          6.6 Compliance With Laws, Etc.
          Company shall comply and operate in compliance, and shall cause each of its Subsidiaries to comply and to operate in compliance, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including those involving licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries, ERISA, and Environmental Laws) at all times, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.
          6.7 Environmental Claims and Violations of Environmental Laws
          Except as could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, Company shall promptly take, and shall use best efforts to cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

          6.8 Execution of Subsidiary Guaranty by Certain Subsidiaries and Future Subsidiaries
          A. Execution of Subsidiary Guaranty. In the event that any Person becomes a Domestic Subsidiary of Company after the Funding Date (other than an Exempt Subsidiary) or Company wishes an Exempt Subsidiary to be removed from such category, Company will promptly notify Agents of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty. Without limiting the foregoing, Company shall promptly (and, in any event, within 60 days) following the Acquisition cause the Domestic Subsidiaries of Medco (other than any Exempt Subsidiary) to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty.
          B. Subsidiary Charter Documents, Legal Opinions, Etc. Substantially concurrent with the execution and delivery by a Subsidiary of the Subsidiary Guaranty described under subsection 6.8A, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary’s Certificate or Articles of Incorporation (or similar organizational document), together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary’s Bylaws (or similar organizational document), certified by its secretary or an assistant secretary or an equivalent officer as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary or an equivalent officer of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty, and (iv) if requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.
          6.9 Separateness
          Each of Company and its Subsidiaries covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Requisite Lenders shall otherwise consent in writing, Company will satisfy, and cause each of its

Subsidiaries to satisfy, customary corporate or limited liability company formalities, including the maintenance of corporate and business records.
     Section 7. COMPANY’S NEGATIVE COVENANTS
          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.
          7.1 Indebtedness
          Company shall not permit its Subsidiaries which are not Subsidiary Guarantors to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness in excess of an aggregate amount equal to 15% of Consolidated Net Worth of Company as of the last day of the most recently ended Fiscal Quarter for all such non-Subsidiary Guarantors, except for:
          (i) Indebtedness existing on the date hereof and set forth in Schedule 7.1 and any refinancing, extension or renewals thereof to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension or renewal), and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased;
          (ii) Indebtedness under intercompany loans made to any such Subsidiary by Company or any Subsidiary;
          (iii) Indebtedness up to an aggregate of $750.0 million incurred in connection with a Permitted Receivables Transaction;
          (iv) Indebtedness which may be deemed to exist with respect to Hedge Agreements;
          (v) Indebtedness that may exist in respect of deposits or payments made by customers or clients of such Subsidiaries;

          (vi) Indebtedness owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;
          (vii) Indebtedness up to an aggregate of $200,000,000 incurred in connection with or as a component of the purchase price of any property or that was existing on any property or any Person acquired by such Subsidiary at the time of acquisition thereof and assumed in connection with such acquisition (other than Indebtedness issued in connection with, or in anticipation of, such acquisitions), and any refinancing, extension or renewals thereof to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension or renewal), and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased; and
          (viii) Indebtedness incurred in connection with any Debt Offering that reduces the Commitments hereunder.
          7.2 Prohibition on Liens
          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file, or cause or cooperate with any other Person in filing any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:
               (i) Permitted Encumbrances;
               (ii) Liens described in Schedule 7.2 annexed hereto; provided, that such Liens shall secure only those obligations it secures on the date hereof and extensions, renewals, and replacement thereof that do not increase the outstanding principal amount thereof;
               (iii) Any Lien existing on any property or asset prior to the acquisition thereof by Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of Company or any Subsidiary and (C)

such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
               (iv) Liens on fixed or capital assets acquired, constructed or improved by Company or any Subsidiary, provided that (A) such security interests secure Indebtedness incurred by Company or any Subsidiary Guarantor or otherwise permitted by subsection 7.1, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 80% (100% of the Indebtedness if in the form of a Capital Lease) of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Company or any Subsidiary;
               (v) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements and regulatory restrictions imposed on Insurance Subsidiaries;
               (vi) Liens arising in connection with Sale and Leaseback Transactions permitted by subsection 7.7;
               (vii) Liens on any deposits, advances, contractual payments, including implantation allowances, or escrows made or paid by Company or any Subsidiary to or with customers or clients in the ordinary course of business;
               (viii) Liens of any Subsidiary in favor of Company or any Subsidiary Guarantor;
               (ix) Liens incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money, and which do no in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and
               (x) Other Liens securing Indebtedness in an aggregate amount not to exceed 15% of Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter.
          7.3 Restricted Junior Payments

          At any time that Company shall not have Investment Grade ratings, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that (i) Restricted Junior Payments may be made as required by the Merger Agreement to consummate the Mergers (as defined therein), (ii) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Company may repurchase its Capital Stock owned by employees of Company or the Subsidiaries or make payments to employees of Company or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees, (iv) Company may pay dividends or make other distributions to its equity holders within 60 days after the date of declaration thereof if at such date of declaration such dividend or distribution would have been permitted by this subsection 7.3 and, at the time thereof and after giving effect thereto, no other Event of Default or Potential Event of Default shall have occurred and be continuing and (v) other Restricted Junior Payments may be made in an aggregate amount not to exceed $15,000,000.
          7.4 Financial Covenants
          A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDA minus (to the extent included therein) interest income to (ii) Consolidated Interest Expense at the end of the four Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than 3.5:1.0.
          B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.5:1.0.
          7.5 Restriction on Fundamental Changes
          Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business, property or assets, whether now owned or hereafter acquired, of Company and its Subsidiaries, taken as a whole, except:
               (i) so long as no Potential Event of Default or Event of Default then exists or would exist immediately after giving effect thereto or would result therefrom and subject to subsection 8.11, (A) Company and any Subsidiary may merge with any other Person, provided that Company or such Subsidiary, as the case may be, is the survivor of such merger or (B) if Company or such Subsidiary is not the survivor of such merger, the survivor assumes all the obligations of Company or such Subsidiary, as the case may be, under the Loan Documents to which such Person is a party; provided that it is understood and agreed that notwithstanding the foregoing, and whether or not a Potential Event of Default or Event of Default then exists or would exist immediately after giving effect thereto, ESRX, Aristotle and their respective Subsidiaries may consummate the Mergers (as defined in the Merger Agreement), including, without limitation, the Aristotle Merger (as defined in the Merger Agreement);
               (ii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to Company or to another Subsidiary; and
               (iii) any Subsidiary may liquidate or dissolve if Company determines in good faith that such liquidation or dissolution is in the best interests of Company and is not materially disadvantageous to the Lenders.
          7.6 Fiscal Year
          Company shall not change its Fiscal Year-end from December 31.
          7.7 Sales and Leasebacks
          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease (any such transaction, a “Sale and Leaseback Transaction”) other than any Sale and Leaseback Transaction if the Attributable Debt outstanding with respect thereto, and with respect to all other Sale and Leaseback Transactions consummated after the Closing Date, shall not exceed 10% of Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter.
          7.8 [Reserved]
          7.9 Transactions With Shareholders and Affiliates

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) transactions with Receivables Entities pursuant to a Permitted Receivables Transaction, (iv) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and other benefit plans, (v) loans or advances to employees, officers, consultants or directors of Company or any Subsidiary, (vi) the payment of fees and indemnities to directors, officers and employees of Company and its Subsidiaries in the ordinary course of business and (vii) any agreements with employees and directors entered into by Company or any of its Subsidiaries in the ordinary course of business.
          7.10 Conduct of Business
          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses or businesses ancillary thereto and (ii) such other lines of business as may be consented to by Requisite Lenders.
     Section 8. EVENTS OF DEFAULT
          If any of the following conditions or events (“Events of Default”) shall occur:
          8.1 Failure to Make Payments When Due
          Failure by Company to pay any principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or
          8.2 Default in Other Agreements
               (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $100,000,000 or more or with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or
          8.3 Breach of Certain Covenants
          Failure of Company to perform or comply with any term or condition contained in subsections 2.5, 6.1(vii)(a) or 6.2 (with respect to Company’s corporate existence) or Section 7 of this Agreement; or
          8.4 Breach of Warranty
          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or
          8.5 Other Defaults Under Loan Documents
          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or
          8.6 Involuntary Bankruptcy; Appointment of Receiver, Etc.
               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not vacated, discharged or stayed within 60 days of the entry thereof; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or
          8.7 Voluntary Bankruptcy; Appointment of Receiver, Etc.
               (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or
          8.8 Judgments and Attachments
          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000,000 or (ii) in the aggregate at any time an amount in excess of $100,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disputed coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or
          8.9 Dissolution

          Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or
          8.10 Employee Benefit Plans
          There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or
          8.11 Change in Control
               (i) Any Person or any two or more Persons acting in concert (other than Aristotle, as contemplated by the Merger Agreement) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 35% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or (ii) during any period of up to twenty-four (24) consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Company shall cease for any reason (other than solely as a result of (A) death or disability or (B) voluntary retirement or resignation of any individual in the ordinary course and not for reasons related to an actual or proposed change of control of Company) to constitute a majority of the board of directors of Company; or
          8.12 Invalidity of Subsidiary Guaranty; Repudiation of Obligations
          At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or (ii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;
then (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to

Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.
          Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.
     Section 9. AGENTS
          9.1 Appointment
          Credit Suisse is hereby appointed as Administrative Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Anything herein to the contrary notwithstanding, none of the financial institutions listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder.
          9.2 Powers and Duties; General Immunity

          A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.
          B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
          C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by it under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Administrative Agent shall be deemed to have no knowledge of any Potential Event of Default unless and until written notice thereof is given to Administrative Agent by Company or any Lender. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).
          D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.
          9.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness
          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
          9.4 Right to Indemnity
          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s gross negligence or willful misconduct. If any indemnity furnished to an Administrative Agent for any purpose shall, in the opinion of such Administrative Agent, be insufficient or become impaired, such Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.
          9.5 Successor Agent
          Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, with, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, the consent of Company (not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Administrative Agent, such Administrative Agent’s resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, as the case may be, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
          9.6 Guarantees
          Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Subsidiary Guaranty; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Subsidiary Guaranty; provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.
     Section 10. MISCELLANEOUS
          10.1 Assignments and Participations in Loans
          A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person (a “Participant”) in, all or any part of its Commitments or any Loan or Loans made by it or in any case its rights or obligations with respect thereto or participations therein or any other interest herein or in any other obligations owed to it; provided, further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans or the other Obligations owed to such Lender. Each Lender that sells a participation to any Participant shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Participant whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to Company or any other Person (including the identity of any Participant or any information relating to a Participant’s interest under the Loan Documents) except to the extent that such disclosure is necessary to establish that the Loans or other obligations under the Loan Documents are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
          B. Assignments.
               (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may be assigned in an aggregate amount of not less than

$1,000,000 in the case of Loans and Commitments (or (x) in each case, such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender or (y) in the event of simultaneous assignments by or to two or more Approved Funds such assignments shall be combined for purposes of determining whether the minimum assignment requirement as set forth above is met) to any other Eligible Assignee without the consent of (but with notice to) Company and with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that any assignment prior to the Funding Date other than to a Permitted Lender shall also require the consent of Company (which consent shall not be unreasonably withheld or delayed). If Company has not responded within ten Business Days to any request for an assignment, Company shall be deemed to have consented to such assignment. To the extent of any such assignment in accordance with the above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans or other obligations or the portion thereof so assigned. The parties to each such assignment shall (i) electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent (which initially shall be ClearPar, LLC) or (ii) manually execute and deliver to Administrative Agent an Assignment Agreement, in each case, together with a (x) processing and recordation fee of US$3,500 (which may be reduced or waived in the sole discretion of Administrative Agent), (y) an Administrative Questionnaire, substantially in the form of Exhibit VIII annexed hereto, if the Eligible Assignee shall not already be a Lender hereunder and (z) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon a new Note shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

               (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with (x) the processing and recordation fee referred to in subsection 10.1B(i), (y) an Administrative Questionnaire, substantially in the form of Exhibit VIII annexed hereto, completed in respect of the Eligible Assignee (unless the Eligible Assignee shall already be a Lender hereunder) and (z) any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) promptly record the information contained therein in the Register. The Register shall be available for inspection by Company and any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).
          C. Participations. Each Participant, other than any Participant that is an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan or Commitment allocated to such participation, (ii) a reduction of the principal amount of, the rate of interest payable or the fees payable on any Loan or Commitment allocated to such participation or (iii) a release of all or substantially all the value of the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the Participant and (b) the Participant shall be considered to be a “Lender”.
          D. Pledges of Obligations. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to secure obligations of such Lender including without limitation any assignment or pledge to a Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. Assignments to Special Purpose Funding Vehicles. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender (a “Granting Lender”) may grant to special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make Company pursuant to this Agreement; provided, (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1E(i), any SPV may (i) with notice to, but without the prior written consent of, Company and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit liquidity enhancement to such SPV. After the date of a grant to any SPV, this section may not be amended without the written consent of such SPV.
          F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignee and participants), subject to subsection 10.19.
          G. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and (iii) that it will make or invest in its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

          10.2 Expenses
          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly after the presentation of invoices (i) all the actual and reasonable costs and expenses of Administrative Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and any due diligence investigation performed by Administrative Agent; provided that, without Company’s written consent (not to be unreasonably withheld or delayed), Company shall not be responsible for reimbursement of such costs, fees and expenses set forth in clauses (i) through (iv) above (other than legal, consultants’ and other professional fees and expenses) in an aggregate amount in excess of $50,000 and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.
          10.3 Indemnity
          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, trustee, agents and affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.
          As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for

Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including the enforcement of the Subsidiary Guaranty) or (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto.
          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
          10.4 Set-Off
          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, provided that said obligations and liabilities shall then be due and payable (whether by acceleration or otherwise).
          10.5 Ratable Sharing
          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Owing” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Owing to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Owing to the other Lenders so that all such recoveries of Aggregate Amounts Owing shall be shared by all Lenders in proportion to the Aggregate Amounts Owing to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
          10.6 Amendments and Waivers
          A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no amendment, modification, termination, waiver or consent shall, without the written consent of each Lender directly and adversely affected thereby, (i) reduce the principal amount of any of the Loans; (ii) postpone the scheduled final maturity date of any of the Loans or the date on which any interest or any fees are payable; (iii) decrease the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E or any waiver or amendment to Section 7.4) or the amount of any fees payable to the Lenders hereunder; or (iv) increase the maximum duration of Interest Periods permitted hereunder; provided, further, that no such amendment, modification, termination, waiver or consent shall (i) increase the Commitments of a Lender over the amount hereof then in effect, or extend the period of availability of the Commitment of a Lender beyond the expiration date of its Commitment as provided by subsection 2.1A, without the consent of such Lender, (ii) change in any manner the definition of “Requisite Lenders” or the definition of “Pro Rata Share” without the written consent of each Lender, (iii) change in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders without the written consent of each Lender, (iv) release all or substantially all the value of the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, without the written consent of each Lender or (v) change in any manner the provisions contained in subsection 8.1 or this subsection 10.6 without the written consent of each Lender. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note and (ii) no amendment, modification, termination or waiver of any provision of Section

9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.
          B. Replacement of Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement that requires the consent of each Lender or each Lender affected thereby, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Administrative Agent shall have the right with the consent of Company, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement each outstanding Loan of each such Lender being replaced is repaid in full (including accrued and unpaid interest or any fees or other amounts then due and payable) and so long as each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay in full each outstanding Loan of such Lender, provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event Administrative Agent shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) to refuse to increase its Commitment over the amount then in effect pursuant to the second proviso contained in the first sentence of subsection 10.6A.
          10.7 Independence of Covenants
          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          10.8 Notices
          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received; provided further, that Administrative Agent may make all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a borrowing request or a conversion/continuation notice, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Potential Event of Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or the Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.
          10.9 Survival of Representations, Warranties and Agreements
          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans.
          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall to the extent set forth therein survive the payment of the Loans and the termination of this Agreement.
          10.10 Failure or Indulgence Not Waiver; Remedies Cumulative
          No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          10.11 Marshalling; Payments Set Aside
          Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
          10.12 Severability
          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          10.13 Obligations Several; Independent Nature of Lenders’ Rights
          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
          10.14 Headings
          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          10.15 Applicable Law

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
          10.16 Successors and Assigns
          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to subsection 10.1). Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.
          10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS
          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY
               (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
               (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;
               (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;
               (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND
               (vi) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.
          10.18 WAIVER OF JURY TRIAL
          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
          10.19 Confidentiality
          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, if applicable, it being understood and agreed by Company that in any event a Lender may make disclosures to the accountants, auditors, attorneys, and Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant or to any actual or prospective contractual counterparty (or its advisor) to any securitization, hedge or other derivative transaction in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, in each of the foregoing cases, the Person to which disclosure is to be made is informed of the confidential nature of such information and agrees to maintain its confidentiality; provided, further, that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine compliance examination or examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of information as provided in this subsection shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information.
          10.20 Counterparts; Effectiveness
          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Agreement.
          10.21 USA Patriot Act
          Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Patriot Act.
          10.22 Assumption and Release

          Upon the consummation of the Aristotle Merger (as defined in the Merger Agreement), Aristotle shall immediately assume all the Obligations of ESRX hereunder as borrower, and ESRX shall automatically be released from its Obligations hereunder as borrower without any further actions or consent from any party and without affecting its liability as a Subsidiary Guarantor. Promptly following such assumption and release, ESRX shall execute and deliver to the Administrative Agent a counterpart of the Subsidiary Guaranty.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY: ARISTOTLE HOLDING, INC.
By:	/s/ Jeffrey Hall
	Name:	Jeffrey Hall
	Title:	Vice President and Treasurer

EXPRESS SCRIPTS, INC.
By:	/s/ Jeffrey Hall
	Name:	Jeffrey Hall
	Title:	Executive Vice President and Chief Financial Officer

Notice Address: One Express Way St. Louis, Missouri 63121 Attention: Jeffrey Hall

ADMINISTRATIVE AGENT: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:	/s/ John Toronto
	Name:	John Toronto
	Title:	Managing Director

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

Notice Address: Eleven Madison Avenue New York, New York 10010 Attention: Sean Portrait, Agency Manager Telephone: (919) 994-6369 Facsimile: (212) 322-2291

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: CITIBANK, N.A.

By	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Vice President

Notice Address: 388 Greenwich St., 32nd Fl., New York, NY 10013 Attention: Nadine Burnett Telephone: (212) 816-0378 Facsimile: (646) 688-2103

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: Bank of America N.A.

By	/s/ Robert LaPorte
	Name:	Robert LaPorte
	Title:	Vice President

Notice Address: 100 N Tryon Street NC1-007-17-11 Attention: Robert LaPorte Telephone: 980-387-1282 Facsimile: 404-720-1599

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: Credit Agricole Corporate and Investment Bank

By	/s/ Thomas Randolph
	Name:	Thomas Randolph
	Title:	Managing Director

By	/s/ John Bosco
	Name:	John Bosco
	Title:	Vice President

Notice Address: Credit Agricole Corporate and Investment Bank 1301 Avenue of the Americas, New York, NY 10019-6022 Attention: David Christiansen Telephone: 212-261-3837 Facsimile: 212-459-3174

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Director

By	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Notice Address: 60 Wall Street New York, NY 10005 Attention: Ming K. Chu Telephone: +1-212-250-5412 Facsimile: +1-212-797-4420

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: MIZUHO CORPORATE BANK, LTD.

By	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

Notice Address: Mizhuo Corporate Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attention: Takuya Yamada Telephone: (212) 282-3282 Facsimile: (212) 282-4488

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: Morgan Stanley Bank, N.A.

By	/s/ Subhalakshmi Ghosh-Kohli
	Name:	Subhalakshmi Ghosh-Kohli
	Title:	Authorized Signatory

Notice Address: Morgan Stanley Loan Servicing 1000 Lancaster Street Baltimore, MD 21202 Attention: Servicing Team Telephone: 443-627-4355 Facsimile: 718-233-2140

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: Sumitomo Mitsui Banking Corporation

By	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	General Manager

Notice Address: 601 South Figueroa Street, Suite 1800 Los Angeles, CA 90017 Attention: Gail Motonaga Telephone: (213) 452-7839 Facsimile: (213) 623-6832

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: SUNTRUST BANK

By	/s/ J. Ben Cumming
	Name:	J. Ben Cumming
	Title:	Vice President

Notice Address: 303 Peachtree St. NE, 23rd Floor Atlanta, GA 30308 Attention: Portfolio Manager Telephone: 404-588-8329 Facsimile: 404-588-7497

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: THE BANK OF NOVA SCOTIA

By	/s/ Paula Czach
	Name:	Paula Czach
	Title:	Managing Director

Notice Address: 711 Louisiana St, Ste 1400 Attention: Paula Czach Telephone: 713-759-3454 Facsimile: 832-426-6023

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

Notice Address: 1251 Avenue of the Americas New York, NY 10020-1104 Attention: US Corporate Banking William Murray Telephone: 312-696-4653 Facsimile: 212-782-6440 with a copy To 312-696-4535

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: The Royal Bank of Scotland plc

By	/s/ William McGinty
	Name:	William McGinty
	Title:	Director

Notice Address: 600 Washington Boulevard Stamford, Connecticut 06901 Attention: Karl Cerni Telephone: +1 203 897 4350

SIGNATURE PAGE TO THE
EXPRESS SCRIPTS, INC.
CREDIT AGREEMENT DATED
AS OF THE DATE FIRST WRITTEN ABOVE
Name of Lender: WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

Notice Address: 301 South College Street, 15th Floor, Charlotte, NC 28202 Attention: Kirk Tesch Telephone: (704) 715-1708 Facsimile: (704) 715-1438